EXHIBIT 99.1

TOR Minerals to Present at the East Coast IDEAS Investor Conference

CORPUS CHRISTI, Texas, May 16, 2012 - TOR Minerals International (NASDAQ: TORM), producer of synthetic titanium dioxide and color pigments, specialty aluminas, and other high performance mineral fillers, today announced that company executives will present at the East Coast IDEAS Investor Conference on June 5, 2012, at the Metro Meeting Center in Boston, MA.  TOR Mineral's presentation is scheduled to begin at 9:45 a.m. EDT (8:45 a.m. CDT).  The presentation will be webcast live and may be accessed at the conference website, www.IDEASConferences.com, or in the investor relations section of the company's website: www.torminerals.com.

The East Coast IDEAS conference is an annual independent venue featuring presentations from quality public companies to an audience of influential professional investors with the express purpose of generating investor interest.  The IDEAS Investor Conferences are held annually in Boston, Chicago and Dallas and are produced by Three Part Advisors, LLC with sponsorship from the regional investment communities in which they are held. Additional information about the events can be found at www.IDEASconferences.com

Headquartered in Corpus Christi, Texas, TOR Minerals International, Inc. is a global manufacturer and marketer of specialty mineral and pigment products for high performance applications with manufacturing and regional offices located in the United States, Netherlands and Malaysia.

Contact:
Dave Mossberg,
Three Part Advisors, LLC
817-310-0051